Exhibit 99.1

For Release
October 25, 2012
1:00 p.m. PDT
Contacts:
Ed Pierce
Chief Financial Officer
(818) 878-7900

On Assignment Reports Results for Third Quarter 2012
Revenues, EPS & Adjusted EBITDA Above high-end of Previously-announced Estimates
Adjusted EBITDA Margin of 11.7% up from 11.2% in Q3 2011

CALABASAS, Calif., October 25, 2012 -- On Assignment, Inc. (NYSE: ASGN), a diversified professional staffing firm providing flexible and permanent staffing solutions in specialty skills including Technology, Life Sciences, Healthcare and Physician, today reported results for the quarter ended September 30, 2012.
Third Quarter 2012 Highlights

•	Revenues were $388.3 million and above the high-end of the previously-announced estimates.

•
Revenues were up 139.1 percent year-over-year and included Apex Systems (which was acquired on May 15, 2012) for a full quarter. Apex Systems accounted for $202.7 million of total revenues. Revenue growth, excluding Apex Systems, was 14.3 percent year-over-year.

•	Adjusted EBITDA (a non-GAAP measurement defined below) was $45.5 million, up 150.2 percent year-over-year.

•	Adjusted EBITDA margin (Adjusted EBITDA as a percent of revenues) was 11.7 percent, up from 11.2 percent in the third quarter of 2011 and 11.4 percent in the second quarter of 2012.

•
Net Income was $17.4 million ($0.33 per diluted share) compared with $7.8 million ($0.21 per diluted share) in the third quarter of 2011 and $8.5 million ($0.19 per diluted share) in the second quarter of 2012.

•	Leverage ratio (total indebtedness to trailing twelve months Adjusted EBITDA) was 2.96 to 1 compared with 3.79 to 1 as of May 15, 2012, the effective date of the acquisition of Apex Systems.

Commenting on the results, Peter Dameris, President and Chief Executive Officer of On Assignment, Inc., said, “I’m very pleased, that despite the macro-economic challenges, we grew our revenues year-over-year approximately 14 percent on both a pro forma basis (including Apex) and for our legacy businesses (which excludes Apex). At the same time, our Adjusted EBITDA (both pro forma and legacy businesses) grew at twice the rate of our revenues. Our results reflected an expansion of our operating and Adjusted EBITDA margins, which did not include any synergy savings from the acquisition of Apex.

Dameris continued, “Since the acquisition of Apex Systems, we have paid down our bank indebtedness $50.9 million ($27.5 million in Q3 and $23.4 million in Q2). As a result of these repayments and the growth in our Adjusted EBITDA, our total leverage ratio at the end of the quarter was 2.96 times trailing twelve months Adjusted EBITDA down from the peak of 3.79 times following the acquisition of Apex Systems.”

Third Quarter 2012 Results

Revenues were $388.3 million, up 139.1 percent year-over-year and 37.4 percent on a sequential basis. This growth was the result of the inclusion of Apex Systems for a full quarter, which accounted for $202.7 million of total revenues in the quarter, and 14.3 percent combined year-over-year revenue growth of the other business segments.

Gross profit was $119.0 million, up 118.3 percent year-over-year and 33.8 percent sequentially. This improvement was related to the contribution of Apex Systems, which accounted for $56.9 million of total gross profit, and the year-over-year revenue growth of the other business segments. Gross margin was 30.7 percent compared with 33.6 percent for the third quarter of 2011. The year-over-year decline in gross margin was attributable to the inclusion of Apex Systems. Excluding Apex Systems, the combined gross margin for the other business segments was 33.5 percent, down slightly from the 33.6 percent in the third quarter of 2011 and the second quarter of 2012. The gross margin for Apex Systems was 28.1 percent for the quarter, up from 27.4 percent in the second quarter of 2012.

Adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization of identifiable intangible assets plus equity-based compensation expense, impairment charges and acquisition-related costs), was $45.5 million, up from $18.2 million in the third quarter of 2011 and $32.3 million in the second quarter of 2012. The Adjusted EBITDA margin (Adjusted EBITDA as a percentage of revenues) was 11.7 percent compared with 11.2 percent for the third quarter of 2011 and 11.4 percent in the second quarter of 2012. The expansion in the Adjusted EBITDA margin was the result of higher operating efficiencies.

Net income was $17.4 million ($0.33 per diluted share) compared with $7.8 million (0.21 per diluted share) for the third quarter of 2011. Income before income taxes included approximately $0.8 million ($0.01 per diluted share) in non-recurring acquisition and offering costs. Offering costs are not deductible for federal income tax purposes and caused in a slight increase in the Company’s effective tax rate in the quarter. Income before income taxes in the quarter benefitted from a $1.0 million ($0.01 per diluted share) reduction in the earn-out obligation for HealthCare Partners. Excluding these two items, net income on an adjusted basis was $17.5 million ($0.33 per diluted share).

Financial Estimates for the Fourth Quarter of 2012
Based on revenues for the first three weeks of the fourth quarter, On Assignment is providing financial estimates for the quarter ending December 31, 2012, which do not include any acquisition-related or offering costs. Those estimates follow:

•	Revenues of $385 million to $389 million

•	Gross Margin of 30.1 percent to 30.4 percent

•	SG&A of $86 to $87 million, which includes $1.8 million in depreciation, $3.5 million amortization and $2.9 million in equity-based compensation expense

•	Adjusted EBITDA of $37.1 million to $40.8 million

•	Effective tax rate of 42 percent

•	Net income of $13.3 million to $15.4 million

•	Earnings per diluted share of $0.25 to $0.29

•	Diluted shares outstanding of 53.3 million

The estimates assume approximately one less billable day in the fourth quarter than the third quarter and year-over-year revenue growth rate in the high 20’s for Oxford, a slight contraction for Life Sciences, mid-to-high teens for Healthcare (which includes estimated revenues from supporting a customer that is anticipating a likely labor disruption), and high single digits for Physician Staffing and approximately 10 percent for Apex. The estimates above assume no deterioration in the staffing markets On Assignment serves.

On Assignment will hold a conference call today at 1:30 p.m. PDT (4:30 EDT) to review its third quarter financial results. The dial-in number is 877-837-4158 (+1-281-913-8521 for callers outside the United States) and the conference ID number is 37436132. Participants should dial in ten minutes before the call. A replay of the conference call will be available beginning today at 4:30 p.m. PDT and ending on November 8, 2012. The access number for the replay is 855-859-2056 (1+404-537-3406 for callers outside the United States) and the conference ID number 37436132.

This call is being webcast by Thomson/CCBN and can be accessed via On Assignment’s web site at www.onassignment.com. Individual investors can also listen at Thomson/CCBN's site at www.fulldisclosure.com or by visiting any of the investor sites in Thomson/CCBN's Individual Investor Network.

About On Assignment
On Assignment, Inc. (NYSE: ASGN), is a leading global provider of highly skilled, hard-to-find professionals in the growing technology, healthcare and life sciences sectors, where quality people are the key to success. The Company goes beyond matching résumés with job descriptions to match people they know into positions they understand for temporary, contract-to-hire, and direct hire assignments. Clients recognize On Assignment for their quality candidates, quick response, and successful assignments. Professionals think of On Assignment as career-building partners with the depth and breadth of experience to help them reach their goals.

On Assignment was founded in 1985 and went public in 1992. The corporate headquarters are located in Calabasas, California, with a network of approximately 130 branch offices throughout the United States, Canada, United Kingdom, Netherlands, Ireland and Belgium. Additionally, physician placements are made in Australia and New Zealand. To learn more, visit http://www.onassignment.com.

Reasons for Presentation of Non-GAAP Financial Measures
Statements made in this release and the Supplemental Financial Information accompanying this release include non-GAAP financial measures. Such information is provided as additional information, not as an alternative to our consolidated financial statements presented in accordance with GAAP, and is intended to enhance an overall understanding of our current financial performance. The Supplemental Financial Information sets forth financial measures reviewed by our management to evaluate our operating performance. Such measures also are used to determine a portion of the compensation for some of our executives and employees. We believe the non-GAAP financial measures provide useful information to management, investors and prospective investors by excluding certain charges and other amounts that we believe are not indicative of our core operating results. These non-GAAP measures are included to provide management, our investors and prospective investors with an alternative method for assessing our operating results in a manner that is focused on the performance of our ongoing operations and to provide a more consistent basis for comparison between quarters. One of the non-GAAP financial measures presented is EBITDA (earnings before interest, taxes, depreciation, and amortization of identifiable intangible assets), other terms include Adjusted EBITDA (EBITDA plus equity-based compensation expense, impairment charges and acquisition related costs) and Net Income Before Acquisition Related Costs (Net Income plus acquisition related expenses, deferred financing fees written –off and non-recurring financing fees, net of tax). These terms might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures reported by other companies. The financial statement tables that accompany this press release include reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Safe Harbor
Certain statements made in this news release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and involve a high degree of risk and uncertainty. Forward-looking statements include statements regarding the Company’s anticipated financial and operating performance in 2012. All statements in this release, other than those setting forth strictly historical information, are forward-looking statements. Forward-looking statements are not guarantees of future performance, and actual results might differ materially. In particular, the Company makes no assurances that the estimates of revenues, gross margin, SG&A, Adjusted EBITDA, net income, earnings per share or earnings per diluted share set forth above will be achieved. Factors that could cause or contribute to such differences include actual demand for our services, our ability to attract, train and retain qualified staffing consultants, our ability to remain competitive in obtaining and retaining temporary staffing clients, the availability of qualified temporary nurses and other qualified temporary professionals, management of our growth, continued performance of our enterprise-wide information systems, and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC on March 14, 2012 and our Forms 10-Q for the quarterly periods ended March 31, 2012 and June 30, 2012, as filed with the SEC on May 9, 2012 and July 30, 2012, respectively. We specifically disclaim any intention or duty to update any forward-looking statements contained in this news release.

SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2012	2011	2012	2012	2011

Revenues	$388,283	$162,370	$282,685	$838,046	$435,491
Cost of services	269,244	107,842	193,731	575,005	289,015
Gross profit	119,039	54,528	88,954	263,041	146,476
Selling, general and administrative expenses	82,543	40,792	69,300	196,944	115,546
Operating income	36,496	13,736	19,654	66,097	30,930
Interest expense	(6,317)	(750)	(4,906)	(11,925)	(2,264)
Interest income	33	18	5	39	39
Income before income taxes	30,212	13,004	14,753	54,211	28,705
Provision for income taxes	12,779	5,237	6,238	22,880	11,909
Net income	$17,433	$7,767	$8,515	$31,331	$16,796
Earnings per share:
Basic	$0.33	$0.21	$0.19	$0.70	$0.46
Diluted	$0.33	$0.21	$0.19	$0.68	$0.44
Number of shares and share equivalents used to calculate earnings per share:
Basic	52,131	37,001	44,852	44,777	36,866
Diluted	53,162	37,769	45,879	45,807	37,756

SUPPLEMENTAL SEGMENT FINANCIAL INFORMATION (Unaudited)
(In thousands)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2012	2011	2012	2012	2011
Revenues:
Technology –
Apex	$202,664	$ ―	$98,503	$301,167	$ ―
Oxford	88,104	70,074	88,107	254,970	195,512
	290,768	70,074	186,610	556,137	195,512

Life Sciences	40,646	41,820	40,509	122,506	114,403
Healthcare	29,390	27,091	30,527	82,796	68,671
Physician	27,479	23,385	25,039	76,607	56,905
	$388,283	$162,370	$282,685	$838,046	$435,491

Gross profit:
Technology –
Apex	$56,934	$ ―	$26,983	$83,917	$ ―
Oxford	31,250	25,113	31,646	90,266	69,483
	88,184	25,113	58,629	174,183	69,483

Life Sciences	14,002	14,163	13,808	41,649	39,025
Healthcare	8,483	7,458	8,799	23,622	19,242
Physician	8,370	7,794	7,718	23,587	18,726
	$119,039	$54,528	$88,954	$263,041	$146,476

SELECTED CASH FLOW INFORMATION (Unaudited)
(In thousands)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2012	2011	2012	2012	2011
Cash (used in) provided by operations	$23,531	$2,109	$(15,865)	$14,639	$15,054
Capital expenditures	3,712	1,374	5,052	10,883	6,046

SELECTED CONSOLIDATED BALANCE SHEET DATA (Unaudited)
(In thousands)

	September 30,		June 30,
	2012	2011	2012
Cash and cash equivalents	$13,873	$13,245	$18,423
Accounts receivable, net	247,731	96,485	238,535
Goodwill and intangible assets, net	772,598	261,053	775,795
Total assets	1,098,935	406,729	1,094,748
Current portion of long-term debt	10,000	5,000	13,650
Total current liabilities	129,480	64,985	125,823
Working capital	155,414	58,999	153,319
Long-term debt	429,088	83,000	452,938
Other long-term liabilities	23,912	20,076	25,401
Stockholders’ equity	516,455	238,668	490,586

RECONCILIATION OF GAAP NET INCOME AND EARNINGS PER SHARE TO NON-GAAP
ADJUSTED EBITDA AND ADJUSTED EBITDA PER DILUTED SHARE (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	September 30,						June 30,
	2012			2011			2012
Net income	$17,433	$0.33		$7,767	$0.21		$8,515	$0.19
Interest expense, net	6,284	0.12		732	0.02		4,901	0.11
Provision for income taxes	12,779	0.24		5,237	0.14		6,238	0.14
Depreciation	1,817	0.03		1,677	0.04		1,580	0.03
Amortization of intangibles	3,320	0.06		663	0.02		2,205	0.05
EBITDA	41,633	0.78		16,076	0.43		23,439	0.51
Equity-based compensation	3,075	0.06		1,838	0.05		2,308	0.05
Acquisition-related costs	784	0.01		265	0.01		6,562	0.14
Adjusted EBITDA	$45,492	$0.86	(1)	$18,179	$0.48	(1)	$32,309	$0.70	(1)

Weighted average common and common equivalent shares outstanding (diluted)	53,162			37,769			45,879

		Nine Months Ended
		September 30,
		2012		2011
Net income	$31,331	$0.68		$16,796	$0.44
Interest expense, net	11,886	0.26		2,225	0.06
Provision for income taxes	22,880	0.50		11,909	0.32
Depreciation	4,826	0.11		4,911	0.13
Amortization of intangibles	6,159	0.13		1,633	0.04
EBITDA	77,082	1.68		37,474	0.99
Equity-based compensation	6,574	0.14		5,084	0.13
Acquisition-related costs	9,838	0.21		992	0.03
Adjusted EBITDA	$93,494	$2.04	(1)	$43,550	$1.15

Weighted average common and common equivalent shares outstanding (diluted)	45,807			37,756
_______

(1)	Does not foot due to rounding

RECONCILIATION OF GAAP NET INCOME AND EARNINGS PER SHARE TO NET
INCOME BEFORE ACQUISITION-RELATED COSTS AND EARNINGS PER SHARE
BEFORE ACQUISITION-RELATED COSTS (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	September 30,				June 30,
	2012		2011		2012
Net income	$17,433	$0.33	$7,767	$0.21	$8,515	$0.19
Non-recurring charges related to refinancing, net of income taxes	―	―	―	―	701	0.02
Acquisition-related costs, net of income taxes	649	0.01	158	―	3,788	0.08
Net income before acquisition-related costs	$18,082	$0.34	$7,925	$0.21	$13,004	$0.28	(1)

Weighted average common and common equivalent shares outstanding (diluted)	53,162		37,769		45,879

	Nine Months Ended
	September 30,
	2012		2011
Net income	$31,331	$0.68	$16,796	$0.44
Non-recurring charges related to refinancing, net of income taxes	701	0.02	―	―
Acquisition-related costs, net of income taxes	5,888	0.13	576	0.02
Net income before acquisition-related costs	$37,920	$0.83	$17,372	$0.46

Weighted average common and common equivalent shares outstanding (diluted)	45,807		37,756
_______
(1) Does not foot due to rounding

RECONCILIATION OF ESTIMATED GAAP NET INCOME TO ESTIMATED NON-GAAP
EBITDA AND ADJUSTED EBITDA (Unaudited)
(In thousands)

	Estimated Range of Results
	Quarter Ending
	December 31, 2012
Net income	$ 13,300	$ 15,400
Interest expense, net	6,000	6,000
Provision for income taxes	9,600	11,200
Depreciation and amortization	5,300	5,300
EBITDA	34,200	37,900
Equity-based compensation	2,900	2,900
Adjusted EBITDA	$ 37,100	$ 40,800

SUPPLEMENTAL FINANCIAL INFORMATION – REVENUES AND GROSS MARGINS (Unaudited)
(Dollars in thousands)

	Technology				Healthcare
	Apex	Oxford	Total	Life Sciences	Allied Healthcare	Nurse Travel	Total	Physician	Consolidated
Revenues:
Q3 2012	$202,664	$88,104	$290,768	$40,646	$15,594	$13,796	$29,390	$27,479	$388,283
Q2 2012	$98,503	$88,107	$186,610	$40,509	$13,704	$16,823	$30,527	$25,039	$282,685
% Sequential change	105.7%	—%	55.8%	0.3%	13.8%	(18.0)%	(3.7)%	9.7%	37.4%
Q3 2011	―	$70,074	$70,074	$41,820	$11,735	$15,356	$27,091	$23,385	$162,370
% Year-over-year change	―	25.7%	N/M	(2.8)%	32.9%	(10.2)%	8.5%	17.5%	139.1%

Gross margins:
Q3 2012	28.1%	35.5%	30.3%	34.4%	32.5%	24.8%	28.9%	30.5%	30.7%
Q2 2012	27.4%	35.9%	31.4%	34.1%	32.0%	26.3%	28.8%	30.8%	31.5%
Q3 2011	―	35.8%	35.8%	33.9%	31.7%	24.3%	27.5%	33.3%	33.6%

Average number of staffing consultants:
Q3 2012	650	512	1,162	166	83	42	125	103	1,556
Q2 2012	633	501	1,134	160	81	42	123	98	1,515
Q3 2011	―	446	446	164	79	39	118	88	816
_______
N/M – not meaningful

SUPPLEMENTAL FINANCIAL INFORMATION – KEY METRICS (Unaudited)

	Technology					Healthcare
	Apex		Oxford	Total	Life Sciences	Allied Healthcare	Nurse Travel	Total	Physician	Consolidated
Average number of customers:
Q3 2012	607		650	1,257	928	529	142	671	194	3,050
Q2 2012	585		648	1,233	914	508	139	647	186	2,980
Q3 2011	―		596	596	915	489	127	616	161	2,288

Top 10 customers as a percentage of revenue:
Q3 2012	33.2%		15.5%	23.5%	22.6%	29.4%	34.7%	23.4%	19.2%	17.6%
Q2 2012	33.3%	(1)	16.4%	23.5%	23.3%	24.6%	23.3%	17.3%	19.8%	17.5%	(1)
Q3 2011	―		13.0%	13.0%	21.0%	22.4%	26.6%	17.9%	20.3%	7.5%

Average bill rate:
Q3 2012	$59.1		$120.2	$69.4	$35.2	$37.2	$68.3	$46.7	$181.6	$63.5
Q2 2012	$59.1		$119.5	$74.6	$35.2	$37.4	$68.5	$47.7	$175.1	$65.0
Q3 2011	―		$114.9	$114.9	$35.0	$36.8	$70.6	$48.9	$178.7	$65.6

Gross profit per staffing consultants:
Q3 2012	$88,000		$61,000	$76,000	$84,000	$61,000	$81,000	$68,000	$82,000	$76,000
Q2 2012	$43,000	(2)	$63,000	$58,000	$86,000	$54,000	$105,000	$72,000	$79,000	$59,000	(2)
Q3 2011	―		$56,000	$56,000	$86,000	$47,000	$97,000	$63,000	$89,000	$67,000
_______
(1)    Top 10 customers as a percentage of revenue for Apex and Consolidated includes pro forma Apex Systems data for the quarter ended June 30, 2012.
(2)    Actual, reported Apex and Consolidated metrics reflect six weeks of Apex data. A full quarter would have been $85,000 for Apex and $77,000 for Consolidated.

SUPPLEMENTAL FINANCIAL INFORMATION – KEY METRICS (Unaudited)

	Three Months Ended (3)
	September 30, 2012	June 30, 2012
Percentage of revenues:
Top ten clients	17.6%	17.5%
Direct hire/conversion	1.9%	2.1%

Bill rate: (4)
% Sequential change	(2.2)%	(4.3)%
% Year-over-year change	(3.2)%	0.7%

Bill/Pay spread:
% Sequential change	(4.7)%	(10.5)%
% Year-over-year change	(12.0)%	(6.9)%

Average headcount:
Contract professionals (CP)	11,871	11,462
Staffing consultants (SC)	1,556	1,515

Productivity:
Gross profit per SC	$ 76,000	$ 59,000	(5)
_______

(3)	Information for the three months ended June 30, 2012 includes six weeks of Apex activity, whereas information for the three months ended September 30, 2012 includes Apex activity for the full quarter.

(4)	Change principally due to the inclusion of Apex for a full quarter for the three months ended September 30, 2012.

(5)	A full quarter of contribution from Apex would have resulted in $77,000 of gross profit per SC.